TRUST AGREEMENT

     THIS TRUST AGREEMENT, (the "Agreement") dated as of May 13, 2002 is among MIIX INSURANCE COMPANY, a New Jersey Company ("MIIX"), successor company to Medical Inter-Insurance Exchange of New Jersey, EISEN UND STAHL REINSURANCE, an Ireland Company ("Company"), and MELLON BANK, N.A., a national banking association (the "Trustee").

                                   Background

     MIIX and the Company have entered into the Reinsurance Agreements listed in Exhibit A hereto (the "Reinsurance Agreements") pursuant to which the Company has agreed to reinsure certain risks under policies of insurance issued by MIIX, for the percentages indicated in column 3 of Exhibit A.

Under the terms of the Reinsurance Agreements, MIIX is required to establish and maintain a Funds Withheld Account, held to the credit of the Company. Additionally, MIIX is required to collateralize the Funds Withheld Account by establishing a Trust Fund at the request of the Company when certain conditions have been met. The Company and MIIX acknowledge that those conditions have been met at this time, and the Company has requested the collateralization of the Funds Withheld Account in compliance with the terms of the Reinsurance Agreements.

Nothing in this Agreement, nor arising from the act of collateralizing the Funds Withheld Account, shall in any way limit, restrict or interfere with the rights and interests of the Company under the Reinsurance Agreements, including but not limited to the Company's entitlement to interest credits on the Funds Withheld Account calculated in accordance with the terms of the Reinsurance Agreements.

It is the intent of the Company and MIIX, as parties to this Agreement, that MIIX is permitted to continue to take full statutory financial statement credit on its records for the portion of reserves ceded to the Company under the Reinsurance Agreements.

     1.   Trust Account.

     (a) MIIX hereby establishes with the Trustee a trust account (the "Trust" or "Account") in which the property shown on the Attached Exhibit B (such assets, including all investment income thereon, being collectively referred to herein as the "Assets") is deposited by MIIX in order to collateralize the Funds Withheld Account under the Reinsurance Agreements. Such Assets are to be held in trust by the Trustee or its successors in trust, in compliance with the provisions of this Agreement, until such time as this Agreement is terminated. Notwithstanding any other provision hereof,

Assets as used herein shall not include any direct interest in real property, leaseholds or mineral interests and shall not include any securities principally traded or safekept outside of the United States of America.

     (b) The Trustee hereby accepts its appointment as trustee and agrees to accept such future contributions to the Trust as are permitted hereunder and as are otherwise acceptable to the Trustee, and the Trustee shall hold all of the Assets in trust subject to and in accordance with the terms hereof. The Trustee shall have no duty to determine or collect contributions under the Reinsurance Agreement; shall have no responsibility for any property until it is actually received and accepted by the Trustee; and shall not be responsible for the adequacy of the Account or any Assets therein to meet and discharge any liabilities under the Reinsurance Agreement or any applicable law. MIIX and the Company shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made to the Account under the Reinsurance Agreement, the transmittal of the same to the Trustee, and compliance with any statute, regulation, or rule applicable to such contributions.

     2.   Authorized Parties/Instructions.

     (a) MIIX and the Company shall furnish the Trustee with a written list of the names, signatures, and extent of authority of all persons authorized to direct the Trustee and otherwise act on their respective behalves under the terms of this Agreement (each an "Authorized Party"). The Trustee shall be entitled to rely on and shall be fully protected in acting upon direction from an Authorized Party until notified in writing by MIIX or the Company, as appropriate for that party, of a change in the identity of its Authorized Party, and the Trustee shall not be responsible or liable for any diminution of value of any securities or other property held by the Trustee (or its subcustodians).

     (b) All directions and instructions to the Trustee from an Authorized Party shall be in writing, transmitted by mail or by facsimile or electronic transmission subject to the Trustee's practices; provided, that the Trustee may, in its discretion, accept oral directions and instructions pursuant to the terms of this Agreement and may require confirmation in writing. The Trustee shall be entitled to rely on and shall be fully protected in acting in accordance with all such directions and instructions, which it reasonably believes to have been given by an Authorized Party, and in failing to act in the absence thereof.

     3. General Powers and Duties of Trustee. In administering the Trust, the Trustee shall be specifically authorized to:

     (a) Appoint custodians, subcustodians, or subtrustees, including affiliates of the Trustee, as to part or all of the Account; provided that the Trustee shall not be liable for the acts or omissions of any custodian, subcustodian or subtrustee appointed pursuant to Authorized Instructions;


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

     (b) Hold Assets in nominee name, in bearer form, or in book entry form, in a clearinghouse corporation or in a depository, so long as the Trustee's records clearly indicate that the assets held are a part of the Account; provided that the Trustee shall not be responsible for any losses resulting from the deposit or maintenance of securities or other property (in accordance with market practice, custom, or regulation) with any recognized domestic clearing facility, book-entry system, centralized custodial depository, or similar organization;

     (c) Collect income payable, and distributions due, to the Account and sign on behalf of the Trust any declarations, affidavits, certificates of ownership, and other documents required to collect income and principal payments, including but not limited to, tax reclamations, rebates, and other withheld amounts; provided that the Trustee shall not be responsible for the failure to receive payment of, or late payment of, distributions with respect to securities or other property of the Account;

     (d) Subject to the timely receipt of notice from an issuer or an Authorized Party, collect proceeds from securities, certificates of deposit, or other investments, which may mature or be called;

     (e) Submit or cause to be submitted to MIIX or the party designated by MIIX, on a best efforts basis, all information actually received by the Trustee regarding ownership rights pertaining to Assets held in the Account;

     (f) Determine the fair market value of the Account monthly, or for such other period as may be mutually agreed upon, in accordance with methods consistently followed and uniformly applied;

     (g) Within 10 days after the occurrence of any deposits to or withdrawals from the Account, notify MIIX and the Company thereof;

     (h) Render monthly statements to MIIX and quarterly statements to MIIX and Company for Assets held hereunder;

     (i) Employ suitable agents and legal counsel and, as a part of its reimbursable expenses under this Agreement, pay their reasonable compensation and expenses upon notice to MIIX. The Trustee shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice;

     (j) Take all action necessary to pay for authorized transactions or make authorized distributions, including exercising the power to borrow or raise monies from any lender, which may be the Trustee in its corporate capacity or any affiliate or agent of the Trustee, upon such terms and conditions as are necessary to settle such transactions or distributions;


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

     (k) Determine that all of the Account assets are in such form that MIIX or the Trustee, upon direction of MIIX, may, whenever necessary, negotiate any such assets without consent or signature from the Company or any other person or entity, and the Trustee shall notify MIIX and the Company if any such assets are not in such form; and

     (l) Generally take all action, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the fulfillment of its duties hereunder.

The powers described in this Section may be exercised by the Trustee with or without Authorized Instructions, but where the Trustee acts on Authorized Instructions, the Trustee shall be fully protected.

     4. Directed Powers of Trustee. In addition to the general powers enumerated previously, the Trustee shall have and exercise the following powers and authority in the administration of the Account:

     (a) Upon the written direction of MIIX or an Authorized Party of MIIX, settle purchases and sales and engage in other transactions, including free receipts and deliveries, exchanges, and other voluntary corporate actions, with respect to securities or other property received by the Trustee;

     (b) Upon the written direction of MIIX or an Authorized Party of MIIX, execute proxies for any securities held in the Account; and

     (c) Upon the written direction of MIIX and the Company, immediately take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in the Account assets to MIIX and deliver physical custody of such assets to MIIX.

Settlements of transactions may be effected in trading and processing practices customary in the jurisdiction or market where the transaction occurs. MIIX and the Company acknowledge that this may, in certain circumstances, require the delivery of cash, securities, or other property without the concurrent receipt of securities, other property or cash. In such circumstances, the Trustee shall have no responsibility for nonreceipt of payment, late payment or nondelivery of securities or other property, or late delivery by the counterparty.

     5.   Character of Assets.

     (a) MIIX shall ensure that only Eligible Assets (as hereinafter defined) are deposited or retained as Assets in the Account. The Trustee shall have no duty to (i) determine whether any assets deposited to or held in the Account are Eligible Assets; (ii) ensure that only Eligible Assets are deposited or retained in the Account or (iii) to monitor compliance by any party with the provisions of the Reinsurance Agreement. An


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

asset shall constitute an "Eligible Asset" only if it is

          (1) cash in United States dollars;

          (2) a certificate of deposit payable in United States dollars and issued by a bank organized under the laws of the United States or any state thereof; or

          (3) an investment of a type specified in Exhibit C ("Eligible Assets") hereto and made a part hereof, provided, however, that such investment must also be issued by an institution which is not the parent, subsidiary or affiliate of either MIIX or the Company. Only those investments that are safekept or principally traded in the United States shall be Eligible Assets.

     (b) MIIX shall, prior to depositing assets with the Trustee, execute assignments or endorsements in blank or shall otherwise transfer legal title to the Trustee of all shares, obligations or other assets requiring assignments, in order that MIIX, or the Trustee upon direction by MIIX, may, whenever necessary, negotiate any such assets without consent or signature from the Company or any other person or entity, and the Trustee shall not be required to accept deposit of any assets with respect to which the Trustee is not satisfied such steps have been adequately taken.

     6.   Investment of Account Assets.

     MIIX or its Authorized Party shall direct the Trustee to settle trades. MIIX agrees that all such directions from it or its Authorized Party shall comply with the terms of this Agreement. The Trustee shall invest and reinvest excess cash held in the Account as directed in writing by MIIX from time to time, subject in all cases to the terms of this Agreement. The Trustee shall be under no duty to give any investment advice to any person in connection with the Account. The net income shall be added to the principal from time to time.

     7.   Release of Excess Assets to MIIX.

     MIIX and the Company acting together may direct the Trustee in writing to, and upon such written direction the Trustee, as promptly as is reasonably practicable, shall, release to MIIX excess assets held in the Account.

     8.   Adjustments to Assets in Account and Liability for Losses.

     MIIX shall, in compliance with the terms of the Reinsurance Agreements, deposit additional Eligible Assets acceptable to the Company in the Account to maintain the market value of the Account balance at an amount equal to the Funds Withheld Account


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

balance, to be determined at each calendar quarter end. MIIX will promptly advise the Company of such calendar quarter end calculations and shall inform the Company of the quantum and nature of the additional Eligible Assets that are to be deposited in compliance with the terms of the Reinsurance Agreements, subject to the approval of the Company. Such required deposits are to be made within 10 days of each calendar quarter end.

     MIIX shall be liable to maintain the market value of the Account balance at a level equal to the balance of the Funds Withheld Account, and shall be responsible to make up any and all losses in the value of the Account below the value of the balance of the Funds Withheld Account.

     The Trustee shall have no duty to monitor the value of the Account, timing of deposits or to insure that MIIX fulfills its obligations hereunder.

     9.   Withdrawal and Substitution of Assets in Account.

     MIIX and the Company may, acting together, agree in writing to withdraw from the Account and transfer to MIIX all or any part of the Assets in the Account, provided that, if applicable, MIIX shall, at the time of such withdrawal, replace the withdrawn Assets with other Eligible Assets having a market value, as determined by the Company, equal to the value of the Assets withdrawn. Prior to any such withdrawal and replacement, MIIX shall deliver to the Company and the Trustee a detailed written description of the proposed withdrawal and replacement, if any, and the character and amount of the Assets proposed to be withdrawn and the Eligible Assets, if any, proposed to be used to replace such withdrawn Assets, and such detailed written description must be approved in writing by the Company prior to any such transaction.

     10.  Trustee Not Liable for Losses.

     The Trustee shall not be responsible or liable to any other party for any loss or decline in value of any of the Assets held in the Account, including any investments thereof, or any loss or penalties incurred in the liquidation or sale of any thereof. The Trustee may liquidate investments prior to maturity to make any distribution pursuant to the terms hereof.

     11.  Withdrawal by MIIX of Assets and Use and Application of Withdrawn
          Assets.

     MIIX shall only have the right to withdraw Assets from the Account on the same terms and conditions as it may withdraw funds from the Funds Withheld Account under the terms of the Reinsurance Agreements. Such withdrawal shall only be made with prior notice to and the consent of the Company. The Trustee shall, upon receipt of such


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

direction and with the consent of the Company, deliver such Assets to MIIX as promptly as reasonably practicable, and shall be fully protected in relying on such direction and consent to deliver Assets.

     The Trustee shall have no responsibility for the use or application of any funds under this Section or otherwise distributed or withdrawn pursuant to the provisions of this Agreement.

     12.  Taxes and Liens.

     MIIX shall pay, prior to delinquency, all taxes, assessments and other charges levied upon the Assets, the Account or this Agreement and shall discharge all liens against the Assets or the Account, provided, however, that unless and until foreclosure, distress, levy, sale or similar proceedings shall have been commenced, MIIX need not pay any such tax, assessment or other charge so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as security sufficient to pay such tax, assessment or other charge (and any interest and penalties which may be applicable thereon) has been provided to the Trustee to protect the Company and the Trustee. In the event that MIIX shall fail so to pay any such tax, assessment or other charge (and shall not be so contesting it) or to discharge any such lien, the Company may, at its option, but shall not be required to, make any payments necessary to pay such tax, assessment or other charge and/or to discharge such lien, and MIIX shall, upon demand, reimburse the Company for the full amount of such payments (together with interest from the date paid to, but not including the date reimbursed at, a fluctuating rate per annum equal to the prime rate as announced by the Trustee from time to time). The Trustee shall not be responsible for paying any taxes, assessments or other charges or discharging liens of any of the Assets or the Account.

     13.  Trustee's Fees and Expenses.

     (a) Compensation and Expenses. The Trustee shall be entitled to compensation for services under this Agreement as mutually agreed ("Fees"). MIIX and the Company acknowledge that, the Trustee shall be entitled to reimbursement for reasonable expenses incurred by it in the discharge of its duties under this Agreement including, without limitation, any taxes, interest, charges, expenses, assessments, or other liabilities incurred by the Trustee in connection with the performance of this Agreement ("Expenses"), except such as may arise from its own negligent action, lack of good faith, negligent failure to act, or willful misconduct. All such Fees and Expenses shall be charged to, and payable by, MIIX on demand.

     If the Trustee advances cash or securities to the Account for the purpose of facilitating any disbursement or other transaction authorized pursuant to the terms of this Agreement ("Advances"), any Assets at any time held for the Account shall be security therefor and the Trustee shall, be entitled to collect from the Account sufficient cash for


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

reimbursement of such Advances provided that the value of the Account immediately prior to any such advance is not diminished by such reimbursement, and if such cash is insufficient, upon prior notice to MIIX and the Company, dispose of the Assets of the Account to the extent necessary to obtain such reimbursement, again provided that, the value of the Account immediately prior to any such advance is not diminished by such reimbursement. In addition, to the extent that the Trustee advances funds to the Account for disbursements or to effect the settlement of authorized purchase transactions, the Trustee shall be entitled to collect from MIIX, and MIIX agrees to pay to the Trustee, an amount equal to what would have been earned on the sums advanced (an amount approximating the "federal funds" interest rate).

     Notwithstanding the foregoing, it is acknowledged and agreed that the Account Assets shall not be, or constitute security for, the payment of any Fees or Expenses for which MIIX is responsible hereunder.

     In the event that MIIX fails to pay any Fees, Expenses or any other amount payable by it to the Trustee hereunder as and when required, MIIX agrees that the Trustee shall have the right, without further notice or demand, to set off against, and to appropriate and apply to such amount owing, any indebtedness, liability or obligation of any nature owing to MIIX by the Trustee in its capacity as a national banking association (except for any such indebtedness, liability or obligation owing pursuant to this Agreement) including, but not limited to, all deposits, and/or custodial accounts now or hereafter maintained by MIIX with the Trustee. The rights of the Trustee provided herein are in addition to all other rights of set-off and all other rights and remedies which the Trustee may otherwise have against MIIX at law, in equity or otherwise, and nothing in this Agreement shall be deemed a waiver or prohibition of, or restriction upon, the Trustee's rights of set-off against MIIX.

     (b) In performing its duties under this Agreement, the Trustee shall exercise the same care and diligence that it would devote to its own property in like circumstances. Notwithstanding any other provision hereof, neither the Trustee nor any of its directors, officers, agents or employees shall be liable to MIIX or the Company for any action reasonably taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own negligence, willful misconduct or lack of good faith. Trustee shall not be liable for any incidental, consequential or punitive damages regardless of their cause or whether Trustee was aware of the possibility of those damages. MIIX and the Company shall indemnify and hold harmless the Trustee from all claims, liabilities, losses, damages, and expenses, including reasonable attorneys' fees and expenses incurred by the Trustee in connection with this Agreement, except as a result of the Trustee's own negligence, willful misconduct or lack of good faith. This indemnification shall survive the termination of this Agreement.

     (c) The Trustee shall not be liable for any act or omission of any other person in carrying out any responsibility imposed upon such person and under no circumstances


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

shall the Trustee be liable for any indirect, consequential, or special damages with respect to its role as Trustee.

     (d) The Trustee shall not be responsible for the title, validity, or genuineness of any Assets or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, direction, instruction, consent, certification, or other instrument reasonably believed by it to be genuine and delivered by the proper party or parties. The Trustee shall not be responsible or liable for any losses or damages suffered by the Account arising as a result of the insolvency of any custodian, subtrustee, or subcustodian, except to the extent that the Trustee was negligent in its selection or continued retention of such entity.

     (e) The Trustee shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper, document, telephone conversation, facsimile transmission or other communication reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons. The Trustee may conclusively rely upon the truth of the statements and the correctness of the opinions expressed therein.

     (f) The Trustee may consult with legal counsel, including in-house counsel, independent public accountants and any other experts selected by it concerning all matters pertaining to its duties hereunder, and the Trustee shall not be liable for any action taken or omitted to be taken in reliance in good faith on advice of such counsel, accountants or other experts.

     14.  Force Majeure.

     Notwithstanding anything contained in this Agreement to the contrary, the Trustee shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Account resulting from any event beyond the reasonable control of the Trustee, its agents, or its subcustodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition, or enforcement by any such governmental authority of currency restrictions, exchange controls, levies, or other charges affecting the Assets; or the breakdown, failure, or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection, or revolution; or acts of God; or any other similar event. This Section shall survive the termination of this Agreement.

     15.  Review of Reports.

     If, within ninety (90) days after the Trustee mails to MIIX and the Company a


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

statement with respect to the Account, MIIX or the Company has not given the Trustee written notice of any exception or objection thereto, the statement shall be deemed to have been approved, and, in such case, the Trustee shall not be liable for any matters in such statements. MIIX or the Company or their respective agents shall have the right, at its own expense and with prior written notice to the Trustee, to inspect the Trustee's books and records directly relating to the Account during normal business hours.

     16. Term and Termination; Successor Trustees; Etc.

     (a) This Agreement shall take effect upon execution by all of the parties hereto, and shall continue in effect until terminated as set forth in this Section.

     (b) MIIX may terminate this Agreement by at least 30 days' and not more than 45 days' written notice to the Company and the Trustee, and the Company may terminate this Agreement by at least 30 days, and not more than 45 days' written notice to MIIX and the Trustee. The Trustee shall, upon the effectiveness of such termination, deliver the Assets then held in the trust account as directed in writing by MIIX and the Company acting together or, absent any joint direction by the effective date, to MIIX.

     (c) The Trustee may resign upon delivery to MIIX and the Company of a written notice of resignation, effective not less than 90 days after receipt by MIIX and the Company of such notice, and the Trustee may be removed by MIIX upon delivery to the Trustee and the Company of a written notice of removal, effective not less than 90 days after receipt by the Company and the Trustee of such notice, provided that no such resignation (or removal) shall be effective until a successor Trustee satisfying the conditions set forth in subsection (d) hereof has been duly appointed and approved by MIIX and the Company and the Assets in the Account have been duly transferred to the successor Trustee. In the event that the Trustee shall have given such written notice of resignation and MIIX and the Company shall not have appointed and approved such a successor Trustee at least 30 days prior to the scheduled effective date of such resignation, the Trustee may terminate this Agreement by at least 30 days', and not more than 45 days', written notice to MIIX and the Company, except that if MIIX and the Company shall appoint and approve such a successor Trustee prior to the scheduled effective date of such termination, such termination shall not take effect and the Trustee's resignation shall take effect on the later of its scheduled effective date or the date of such appointment and approval. The Trustee shall, upon the effectiveness of any such termination, deliver the Assets then held in the Account as directed in writing by MIIX and the Company acting together or, absent any joint direction by the effective date, to MIIX.

     (d) Each successor Trustee shall be a member of the Federal Reserve System. Upon the acceptance by a successor Trustee of its appointment as Trustee hereunder, such successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Trustee. Upon the effective date of


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

resignation (or removal) of the retiring Trustee and the appointment of a successor Trustee, the retiring (or removed) Trustee shall be discharged from its duties under this Agreement. After any retiring Trustee's resignation (or removal) hereunder as Trustee, the provisions of this Agreement shall nevertheless continue to inure to its benefit as to any actions taken or omitted by it while it was Trustee hereunder.

     17.  Nature of Trustee's Duties.

     The Trustee shall have no duties or responsibilities except those expressly set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement with respect to the Trustee. The duties of the Trustee shall be mechanical and administrative in nature. The Trustee shall not be responsible for (a) any recital, report, statement, warranty or representation made by or on behalf of any person other than the Trustee contained herein or given or made in connection herewith, (b) the validity, enforceability, priority, adequacy or value, now or at any time in the future, of any of the Assets, or (c) insuring any of the Assets. The Trustee shall be under no obligation to ascertain, inquire or give any notice relating to the performance or observance by MIIX or the Company of the terms or conditions of this Agreement, the Reinsurance Agreement, or any other agreement. The Trustee shall have no duty to inquire as to the application by any party of any amounts distributed to it. The Trustee shall be under no obligation or duty to take any action hereunder if taking such action (1) would subject the Trustee to a tax in any jurisdiction where it is not then subject to a tax, unless it is first fully indemnified to its satisfaction against such tax, (2) would require the Trustee to qualify to do business in any jurisdiction where it is not then so qualified, or (3) would conflict with any provision of law or of this Agreement.

     18.  Notices.

     Any notice, consent, request, demand, instruction or communication (any of which being referred to as a "notice") given or made under this Agreement shall be given in writing by first class certified mail (return receipt requested), personal delivery, courier, telex or facsimile transmission, in all cases with postage or charges prepaid, addressed to the applicable party as set forth under its signature hereto, or at such other address as any party may notify to the other in writing. Any notice shall be effective when received.

     19.  Severability.

     The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     20.  Governing Law.


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

     This Agreement shall be governed by and interpreted under the substantive laws of the Commonwealth of Pennsylvania. It is the intent of the parties that all the assets be held by the Trustee in its office in Pennsylvania regardless of where the assets are deposited or located.

     21.  Entire Agreement; Amendment.

     This Agreement represents the entire agreement among the parties hereto with respect to the transactions provided for herein, and this Agreement is not subject to any conditions or qualifications outside of this Agreement. This Agreement may be amended only by a written instrument executed by all of the parties to this Agreement.

     22.  Counterparts.

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     23.  Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of MIIX, the Company, the Trustee and their respective successors and assigns, except that the parties hereto may not assign or transfer any of their rights or obligations hereunder or any interest therein except as provided herein. As used in this Agreement, the term "MIIX" shall include any successor of MIIX by operation of law, including but not limited to any liquidator, rehabilitator, receiver or conservator of MIIX.

     24.  Representations.

     The parties hereby each represent and warrant to the others that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind such party to this Agreement.

                  [Remainder of page intentionally left blank]


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

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                                                  MELLON BANK, N.A.
                                                  as the Trustee

                                                  By: __________________________
                                                  Title: _______________________

Address: One Mellon Center
         Room 1035
         Pittsburgh, PA  15258
Telephone:  412/
Facsimile:   412/234-8725

                                                  MIIX INSURANCE COMPANY

                                                  By: __________________________
                                                  Title: _______________________

Address for Notices:
Telephone:
Facsimile:

                                                   EISEN UND STAHL REINSURANCE

                                                   By: _________________________
                                                   Title: ______________________

Address for Notices:
Telephone:
Facsimile:


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                                    EXHIBIT A

                         LIST OF REINSURANCE AGREEMENTS


                                                                 Percentages (%)

                                    EXHIBIT B

                                 INITIAL ASSETS

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                                    EXHIBIT C

                                 ELIGIBLE ASSETS